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                                                                   EXHIBIT 23.04


                          CONSENT OF PIPER JAFFRAY INC.

    We hereby consent to the inclusion in the Registration Statement of Interpore International ("Interpore"), relating to the proposed merger of Cross Medical Products, Inc. with and into an wholly-owned subsidiary of Interpore, of our opinion letter appearing as Annex III to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,




                                        By:/S/ PIPER JAFFRAY INC.
                                           -------------------------------------
                                           Piper Jaffray Inc.


Minneapolis, Minnesota
April 6, 1998